Exhibit 10.54

Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Eastern Branch, Agricultural Bank of China dated August 23, 2006.

Summary of the main articles
•	Contract number: No. 81101200600001410
•	Loan Principal: RMB 20 million;
•	Loan term: six months starting from the date loan is actually provided to the Company.
•	Interest rate: fixed rate of 5.58%;
• Penalty interest rate for delayed repayment: 5.58% plus 50% *5.58%;
• Penalty interest rate for embezzlement of loan proceeds: 5.58% * 2;
•	Purpose of the loan is to provide working capital for the Company;
•	Advanced repayment of loan needs to be approved by the Lender;
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Breach of contract penalties: suspension of loan not yet provided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender’s expenses incurred due to the Company’s breach of contract such as lawyer’s fee, travel cost in case of litigation, etc.

Summary of the articles omitted
•	Types of the loan
•	Clearing of the loan interest
•	Conditions precedent to the drawing of the loan
•	Rights and obligations of the Borrower
•	Rights and obligations of the Lender
•	Guarantee of the loan
•	Dispute settlement
•	Miscellaneous
•	Validity
•	Notes